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                                                                     EXHIBIT 3.6

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ALTERNATIVE LIVING SERVICES, INC.


         ALTERNATIVE LIVING SERVICES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That, the Board of Directors of the Corporation unanimously adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that said amendment be presented to the stockholders of the Corporation for consideration at the annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that the Corporation's Restated Certificate of Incorporation be amended to change the name of the Corporation and that such amendment be effected by deleting Article 1 of the Corporation's Restated Certificate of Incorporation in its entirety and substituting in lieu thereof:

                                   "Article 1

         The name of the Corporation is ALTERRA HEALTHCARE CORPORATION."

         SECOND: That thereafter an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the foregoing resolution was adopted by a majority of the holders of the Corporation's outstanding common stock entitled to vote at the annual meeting of the stockholders.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: This Amendment shall not become effective until and shall become effective at 5:00 p.m. (local time in Dover, Delaware) on May 19, 1998.


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                  IN WITNESS WHEREOF, the Corporation has caused this
certificate to be signed as of this 19th day of May, 1999.

                                           ALTERNATIVE LIVING SERVICES, INC.


                                           By: /s/ William F. Lasky
                                               ------------------------------
                                               William F. Lasky, President
Attested by:

/s/ Thomas E. Komula
----------------------------
Thomas E. Komula, Secretary